STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the “Agreement”), dated as of the 1st day of April, 2008, is by and between Decorize, Inc., a Delaware corporation (the “Company”), and Quest Capital Alliance II, L.L.C., a Missouri limited liability company (“Quest”).

WHEREAS, on September 11, 2006, the Company issued to Quest that certain Promissory Note in the original principal amount of $750,000.00, which was amended by that certain Extension and Modification Agreement (collectively, the “Note”); and

WHEREAS, the Company desires to issue and sell to Quest, and Quest desires to purchase from the Company, 500,000 shares (the “Shares”) of the common stock, $0.001 par value per share, of the Company (“Common Stock”), in exchange for a reduction of the principal balance of the Note, as further set forth below;

NOW, THERFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.    PURCHASE AND SALE

1.1.    Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue the Shares to Quest upon the receipt of the consideration described herein, and Quest hereby agrees to purchase from the Company, all right, title and interest in and to all of the Shares, free of all liens, claims and encumbrances.

1.2.    Consideration. The aggregate purchase price for the Shares is the sum of $100,000.00 (the “Purchase Price”), at a price of $0.20 per share, which shall be paid by applying the Purchase Price against the outstanding principal balance of the Note. The reduction in the outstanding principal balance of the Note shall be evidenced by the issuance of an Amended and Restated Promissory Note, in the form of Exhibit A to this Agreement (the “New Note”), which shall be issued in full replacement and substitution for the Note. Upon issuance of the New Note and the Shares, the Note shall cease to be of any further force or effect.

1.3.    Closing Procedure. Concurrent with the execution of this Agreement, the Company shall deliver to Quest stock certificate(s) representing the Shares, issued in the name of Quest and this Agreement (the “Closing Documents”). All actions taken on the date hereof with respect to the transactions contemplated hereunder shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

1.4.    Removal of Restrictive Legends. In connection with any proposed sale of the Shares, any legend endorsed on a certificate pursuant to Section 3.2(d) and any related stop transfer instructions with respect to any Shares shall be removed, and the Company shall within ten (10) business days request its transfer agent to issue promptly a certificate without such legend to the holder thereof, if (i) such Shares shall be registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel, satisfactory to the Company, to the effect that a sale, transfer or assignment of such Shares may be made pursuant to Rule 144(k) under the Securities Act.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Quest as follows:

2.1.    Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a material and adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”). Except for any subsidiaries disclosed in its SEC Documents (as defined in Section 2.3), the Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity.

2.2.    Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver the Closing Documents and to perform its obligations under each of the Closing Documents, including without limitation the issuance of the Shares hereunder. All corporate actions of the Company required for the execution and delivery of the Closing Documents and the issuance and delivery of the Shares has been duly and effectively taken, and no further actions, authorizations or consents, including, without limitation, any consents of the stockholders of the Company, are required. Each of the Closing Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

2.3.    SEC Documents. The Company has filed with the Securities and Exchange Commission (the “SEC”) all reports, statements, schedules and other documents (collectively, the “SEC Documents”) required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-QSB under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with the Closing Documents and the transactions contemplated thereby.

2.4.    No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement, the other Closing Documents, and all instruments and documents to be delivered by the Company, nor the consummation of the transactions contemplated by any of the foregoing (i) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company, as amended, or material contracts or instruments to which the Company or any of its subsidiaries is a party or federal, state or local laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration or termination of any rights under any contract or instrument to which the Company or any of its subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

2.5.    Consents. No approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company of this Agreement, any other Closing Document, the issuance and delivery of any of the Shares or any other transactions contemplated by any of the Closing Documents except for filings required under applicable state “blue sky” laws (which shall be duly filed and effective prior to the issuance of the Shares if so required under such laws).

2.6.    No Material Adverse Change. Since the date of the most recent SEC Documents, the business of the Company and each subsidiary has been operated in the ordinary course and substantially consistent with past practice and there has not been any Material Adverse Change.

2.7.    Litigation. There is no claim, action, suit, proceeding or investigation pending or to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, (i) that questions the validity of this Agreement or any other Closing Document or the issuance of the Shares, or the right of the Company to enter into this Agreement or any other Closing Document or to consummate the transactions contemplated by any Closing Document or (ii) that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company.

2.8.    Validity of Shares. The Shares, when issued by the Company to Quest upon payment in full of the Purchase Price, will be validly issued, fully paid and non-assessable.

3.    REPRESENTATIONS AND WARRANTIES OF QUEST. Quest represents and warrants to the Company as follows:

3.1.    Due Authorization. Quest has full capacity to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by Quest and constitutes the legal, valid and binding obligations of Quest, enforceable against it in accordance with its terms.

3.2.    Investment Representations. Quest further represents and warrants as follows:

3.2.1.
Quest is purchasing the Shares for their own account and not with a view to resale or redistribution in a manner which would require registration under the Securities Act, or any state securities laws, or for sale in connection with a “distribution” as that term is used in Section 2(11) of the Securities Act, of the shares.

3.2.2.  Quest understands that the Shares are not registered under the Securities Act or the securities laws of any state and may not be disposed of in whole or in part in the absence of registration under the Securities Act or any state securities laws, unless an exemption from registration is available.

3.2.3.  Quest understands that there is a very limited public market for the Shares and it may not be possible for Quest to readily liquidate its investment. As a consequence, Quest may never be able to sell or dispose of such Shares and may thus have to bear the risk of investment in such Shares for a substantial period of time. Quest has adequate means of providing for its current and future contingencies and has no need for liquidity with regard to its investment in the Shares.

3.2.4.  Quest has been informed and understands that the Shares, upon issue, will have such restrictive legends as are required by law or as the Company may otherwise determine.

3.2.5.  Quest has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and making an informed decision with respect to the purchase of the Shares. Quest is not relying upon any representation or warranty by the Company with respect to the value of the Shares, and accordingly no such representations or warranties are made.

3.2.6.  Quest has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acing on the Company’s behalf, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of Quest.

4.    MISCELLANEOUS PROVISIONS

4.1.    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

4.2.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.3.    Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

4.4.    Modification. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

4.5.    GOVERNING LAW; VENUE. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. VENUE FOR ANY ACTION TO ENFORCE, INTERPRET OR RESOLVE ANY DISPUTE WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT SHALL BE EXCLUSIVELY IN GREENE COUNTY, MISSOURI, AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN SUCH COUNTY AND STATE. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH VENUE IS APPROPRIATE AND AGREE NOT TO RAISE ANY ARGUMENT THAT SUCH VENUE IS IN ANY WAY UNDULY INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

IN WITNES WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DECORIZE, INC.		Quest Capital Alliance II, L.L.C.
a Delaware corporation		a Missouri limited liability company

By:	/s/ Steve Crowder	By:	/s/ Steve Fox
	Steve Crowder		Steven Fox
	President		General Manager